Exhibit 99.1

Investor Contact:	Marsha Morgan	FOR IMMEDIATE RELEASE
(817) 352-6452

Media Contact:	Richard Russack
(817) 867-6425

Burlington Northern Santa Fe Reports

All-Time Record EPS and Operating Income

•	Fourth-quarter 2006 earnings per diluted share were $1.42, or 26 percent higher than fourth-quarter 2005 earnings per diluted share of $1.13.

•	Fourth-quarter freight revenues increased $323 million to $3.77 billion on a 4-percent increase in volume.

•	Operating income was $942 million, an increase of $142 million, or 18 percent, compared with the fourth quarter of 2005.

•	For 2006, BNSF achieved $5.10 earnings per diluted share compared with $4.01 for 2005.

•	For 2006, BNSF exceeded $1 billion in free cash flow before dividends and achieved $712 million in free cash flow after dividends.

FORT WORTH, Texas, January 23, 2007—Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported record quarterly earnings of $1.42 per diluted share, a 26-percent increase over fourth-quarter 2005 earnings of $1.13 per diluted share.

“BNSF continued to have industry-leading volume growth in the fourth quarter of 2006, and we experienced our 19th consecutive quarter of year-over-year volume increases,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer. “Looking forward, we anticipate strong demand will continue for freight rail transportation, reflecting our diverse portfolio of businesses and leading to improved revenues and earnings.”

Fourth-quarter 2006 freight revenues increased $323 million, or 9 percent, to $3.77 billion compared with $3.45 billion in the prior year. Revenue for the fourth quarter of 2006 included fuel surcharges of approximately $450 million compared with approximately $400 million for the fourth quarter of 2005. The increase in fuel surcharges was driven primarily by increased participation in BNSF’s fuel surcharge program.

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Coal revenues rose by $138 million, or 22 percent, to $775 million, as a result of record loadings of Powder River Basin coal, contractual rate escalations and a favorable mix of traffic. Agricultural Products revenues were up $53 million, or 9 percent, to $646 million, due primarily to strength in corn and fertilizer shipments. Consumer Products revenues increased $80 million, or 6 percent, to $1.46 billion reflecting double-digit increases in the international intermodal and automotive sectors, partially offset by a reduction in the domestic intermodal sector. Industrial Products revenues increased $52 million, or 6 percent, to $885 million led by double-digit revenue growth in chemicals and plastics, petroleum, and construction products. This was partially offset by softness in demand for building products.

Operating expenses for the fourth quarter of 2006 were $2.94 billion compared with fourth-quarter 2005 operating expenses of $2.75 billion. The $190 million increase in operating expenses was largely driven by a $96 million increase in fuel expense primarily reflecting a declining hedge position as well as a 4-percent increase in unit volumes. BNSF achieved record quarterly operating income of $942 million, an increase of $142 million, or 18 percent, compared with the fourth quarter of 2005. BNSF’s operating ratio for the fourth quarter was 75.0 percent.

Fourth-quarter 2005 operating income includes a favorable $26 million arbitration settlement and a net $57 million loss from two commuter-related transactions. Fourth-quarter 2006 net income includes a $12 million increase over 2005 for income tax provision adjustments related to prior periods.

For 2006, BNSF achieved operating revenues of nearly $15 billion, a 15-percent increase over 2005, which includes double-digit increases in each of the Company’s four business groups. This increase in revenues and the improvement in the Company’s operating ratio enabled BNSF to reach $3.5 billion in operating income, an increase of 20 percent over 2005. As a result, BNSF achieved $5.10 earnings per diluted share for 2006 compared with $4.01 for 2005.

BNSF’s subsidiary BNSF Railway Company operates one of the largest North American rail networks, with about 32,000 route miles in 28 states and two Canadian provinces. BNSF Railway Company is among the world’s top transporters of intermodal traffic, moves more grain than any other American railroad, carries the components of many of the products we depend on daily, and hauls enough low-sulphur coal to generate about ten percent of the electricity produced in the United States. BNSF Railway Company is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

BNSF’s free cash flow, as discussed above, is a non-GAAP measure and should be considered in addition to, but not as a substitute or preferable to, other information prepared in accordance with GAAP. However, the information is included herein as management believes that free cash flow provides meaningful information about BNSF’s ability to generate cash flows from the operation of its business. Below is the calculation of free cash flow for 2006.

Free Cash Flow Calculation (in millions)	2006
Net cash provided by operating activities	$3,108
Net cash used for investing activities	(2,086)

Free Cash Flow before Dividends	1,022
Dividends paid	(310)

Free Cash Flow after Dividends	$712

Financial information follows:

Burlington Northern Santa Fe Corporation

Consolidated Income Information*

(Dollars in millions, except per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005	2004
Operating revenues
Freight revenues	$3,769	$3,446	$14,545	$12,606	$10,742
Other revenues	113	104	440	381	204

Total operating revenues	3,882	3,550	14,985	12,987	10,946

Operating expenses
Compensation and benefits	994	913	3,816	3,515	3,322
Fuel	703	607	2,734	1,959	1,335
Purchased services	461	440	1,906	1,713	1,424
Depreciation and amortization	290	273	1,130	1,075	1,012
Equipment rents	235	232	930	886	790
Materials and other (a)	257	285	952	917	1,377

Total operating expenses	2,940	2,750	11,468	10,065	9,260

Operating income	942	800	3,517	2,922	1,686
Interest expense	121	110	485	437	409
Other expense, net	10	6	40	37	4

Income before income taxes	811	684	2,992	2,448	1,273
Income tax expense	292	254	1,105	917	482

Net income	$519	$430	$1,887	$1,531	$791

Diluted earnings per share	$1.42	$1.13	$5.10	$4.01	$2.10

Diluted average shares outstanding (in millions)	365.3	380.7	369.8	381.8	376.6

Operating ratio (b)	75.0%	76.8%	75.8%	76.8%	84.3%

(a)	Fourth quarter of 2005 includes a net $57 million loss from two commuter-related transactions. 2004 includes the impact of a third-quarter charge for a change in estimate of asbestos and environmental liabilities of $465 million.
(b)	Calculated as total operating expenses less other revenues divided by freight revenues.
*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Income Information 2006*

(Dollars in millions, except per share data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2006 Full Year
Operating revenues
Freight revenues	$3,369	$3,592	$3,815	$3,769	$14,545
Other revenues	94	109	124	113	440

Total operating revenues	3,463	3,701	3,939	3,882	14,985

Operating expenses
Compensation and benefits	919	928	975	994	3,816
Fuel	561	678	792	703	2,734
Purchased services	464	481	500	461	1,906
Depreciation and amortization	277	279	284	290	1,130
Equipment rents	231	232	232	235	930
Materials and other	219	240	236	257	952

Total operating expenses	2,671	2,838	3,019	2,940	11,468

Operating income	792	863	920	942	3,517
Interest expense	121	118	125	121	485
Other expense, net	9	11	10	10	40

Income before income taxes	662	734	785	811	2,992
Income tax expense	252	264	297	292	1,105

Net income	$410	$470	$488	$519	$1,887

Diluted earnings per share	$1.09	$1.27	$1.33	$1.42	$5.10

Diluted average shares outstanding (in millions)	376.7	370.7	366.8	365.3	369.8

Operating ratio (a)	76.5%	76.0%	75.9%	75.0%	75.8%

(a)	Calculated as total operating expenses less other revenues divided by freight revenues.
*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Income Information 2005*

(Dollars in millions, except per share data)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2005 Full Year
Operating revenues
Freight revenues	$2,899	$3,043	$3,218	$3,446	$12,606
Other revenues	83	95	99	104	381

Total operating revenues	2,982	3,138	3,317	3,550	12,987

Operating expenses
Compensation and benefits	853	849	900	913	3,515
Fuel	392	461	499	607	1,959
Purchased services	417	424	432	440	1,713
Depreciation and amortization	263	268	271	273	1,075
Equipment rents	213	218	223	232	886
Materials and other (a)	210	208	214	285	917

Total operating expenses	2,348	2,428	2,539	2,750	10,065

Operating income	634	710	778	800	2,922
Interest expense	109	112	106	110	437
Other expense, net	7	8	16	6	37

Income before income taxes	518	590	656	684	2,448
Income tax expense	197	224	242	254	917

Net income	$321	$366	$414	$430	$1,531

Diluted earnings per share	$0.83	$0.96	$1.09	$1.13	$4.01

Diluted average shares outstanding (in millions)	384.6	381.7	380.4	380.7	381.8

Operating ratio (b)	78.1%	76.7%	75.8%	76.8%	76.8%

(a)	Fourth quarter of 2005 includes a net $57 million loss from two commuter-related transactions.
(b)	Calculated as total operating expenses less other revenues divided by freight revenues.
*	Certain prior period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Consolidated Balance Sheet Information

(Dollars in millions, except per share amounts)

	December 31,
	2006	2005
Assets
Current assets:
Cash and cash equivalents	$375	$75
Accounts receivable, net	805	678
Materials and supplies	488	396
Current portion of deferred income taxes	345	218
Current portion of fuel-hedging asset	13	303
Other current assets	155	210

Total current assets	2,181	1,880

Property and equipment, net	27,676	26,551

Other assets (a)	1,786	1,873

Total assets	$31,643	$30,304

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable and other current liabilities	$2,853	$2,773
Long-term debt due within one year	473	456

Total current liabilities	3,326	3,229

Long-term debt and commercial paper	6,912	6,698
Deferred income taxes	8,216	7,916
Casualty and environmental liabilities	830	878
Minimum pension liability (a)	—	417
Pension and retiree health and welfare liability (a)	604	—
Employee separation costs	86	107
Other liabilities (a)	1,273	1,551

Total liabilities	21,247	20,796

Stockholders’ equity:
Common stock and additional paid-in capital	6,995	6,707
Retained earnings	9,607	8,045
Treasury stock and other	(6,206)	(5,244)

Total stockholders’ equity	10,396	9,508

Total liabilities and stockholders’ equity	$31,643	$30,304

Book value per share	$29.05	$25.59

Common shares outstanding (in millions)	357.9	371.6

Net debt to total capitalization (b)	40.3%	42.7%

(a)	Pursuant to Statement of Financial Accounting Standards No. 158, on December 31, 2006, the pension asset previously included in other assets, the minimum pension liability, and retiree health and welfare benefits previously included in other liabilities were combined into pension and retiree benefits.
(b)	Net debt is calculated as total debt less cash and cash equivalents, and capitalization is calculated as the sum of net debt and total stockholders’ equity.

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(Dollars in millions)

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005	2004
Operating activities

Net income	$519	$430	$1,887	$1,531	$791
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	290	273	1,130	1,075	1,012
Deferred income taxes	154	8	314	217	237
Long-term casualty and environmental liabilities, net	(15)	(31)	(55)	(71)	477
Other, net	(171)	(12)	(145)	(84)	(117)
Changes in working capital	20	(155)	(23)	(59)	(23)

Net cash provided by operating activities	797	513	3,108	2,609	2,377

Investing activities

Capital expenditures	(465)	(505)	(2,014)	(1,750)	(1,527)
Other, net	169	(89)	(72)	(273)	(68)

Net cash used for investing activities	(296)	(594)	(2,086)	(2,023)	(1,595)

Financing activities

Dividends paid	(90)	(75)	(310)	(267)	(231)
Purchase of BNSF common stock	(140)	(224)	(730)	(799)	(376)
Proceeds from stock options exercised	17	51	116	244	420
Other, net	3	130	202	(11)	(291)

Net cash used for financing activities	(210)	(118)	(722)	(833)	(478)

Increase (decrease) in cash and cash equivalents	291	(199)	300	(247)	304
Cash and cash equivalents:
Beginning of period	84	274	75	322	18

End of period	$375	$75	$375	$75	$322

Burlington Northern Santa Fe Corporation

Consolidated Cash Flow Information

(Dollars in millions)

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2006 Full Year
Operating activities

Net income	$410	$470	$488	$519	$1,887
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	277	279	284	290	1,130
Deferred income taxes	55	59	46	154	314
Long-term casualty and environmental liabilities, net	(18)	(21)	(1)	(15)	(55)
Other, net	(18)	26	18	(171)	(145)
Changes in working capital	75	(60)	(58)	20	(23)

Net cash provided by operating activities	781	753	777	797	3,108

Investing activities

Capital expenditures	(455)	(569)	(525)	(465)	(2,014)
Other, net	(278)	52	(15)	169	(72)

Net cash used for investing activities	(733)	(517)	(540)	(296)	(2,086)

Financing activities

Dividends paid	(74)	(73)	(73)	(90)	(310)
Purchase of BNSF common stock	(114)	(261)	(215)	(140)	(730)
Proceeds from stock options exercised	62	25	12	17	116
Other, net	91	58	50	3	202

Net cash used for financing activities	(35)	(251)	(226)	(210)	(722)

Increase (decrease) in cash and cash equivalents	13	(15)	11	291	300
Cash and cash equivalents:
Beginning of period	75	88	73	84	75

End of period	$88	$73	$84	$375	$375

Burlington Northern Santa Fe Corporation

Operating Statistics

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005	2004
Cars/units (in thousands)	2,677	2,581	10,637	10,024	9,536
Average revenues per car/unit	$1,408	$1,335	$1,367	$1,258	$1,126
Revenue ton miles (in millions)	162,502	152,234	642,417	596,575	570,688
Gross ton miles (in millions)	282,499	270,970	1,119,928	1,061,108	1,011,806
RTM/GTM	0.58	0.56	0.57	0.56	0.56
Freight revenue/thousand RTM	$23.19	$22.64	$22.64	$21.13	$18.82
Operating expense/thousand RTM (a)	$18.09	$18.06	$17.85	$16.87	$16.23
Freight revenue/thousand GTM	$13.34	$12.72	$12.99	$11.88	$10.62
Operating expense/thousand GTM (a)	$10.41	$10.15	$10.24	$9.49	$9.15
Compensation and benefits/thousand GTM	$3.52	$3.37	$3.41	$3.31	$3.28
Average employees	41,745	40,218	41,532	39,524	37,617
Period end employees	41,396	40,573	41,396	40,573	38,189
Thousand RTM/average employee	3,893	3,785	15,468	15,094	15,171
Thousand GTM/average employee	6,767	6,738	26,965	26,847	26,898
Gallons of fuel used (in millions)	378	359	1,478	1,402	1,344
Average price per gallon of fuel (b)	$1.86	$1.69	$1.85	$1.40	$0.99
GTM/gallon of fuel	747	755	758	757	753
Freight train miles (in millions)	44	43	173	167	165
GTM/freight train hours (in thousands)	124	117	123	121	129
Route Miles Operated	31,910	32,154	31,910	32,154	32,185

(a)	Includes impact of third quarter 2004 charge for a change in estimate of asbestos and environmental liabilities of $465 million.
(b)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation

Operating Statistics

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2006 Full Year
Cars/units (in thousands)	2,521	2,679	2,760	2,677	10,637
Average revenues per car/unit	$1,336	$1,341	$1,382	$1,408	$1,367
Revenue ton miles (in millions)	153,011	161,831	165,073	162,502	642,417
Gross ton miles (in millions)	268,180	281,931	287,318	282,499	1,119,928
RTM/GTM	0.57	0.57	0.57	0.58	0.57
Freight revenue/thousand RTM	$22.02	$22.20	$23.11	$23.19	$22.64
Operating expense/thousand RTM	$17.46	$17.54	$18.29	$18.09	$17.85
Freight revenue/thousand GTM	$12.56	$12.74	$13.28	$13.34	$12.99
Operating expense/thousand GTM	$9.96	$10.07	$10.51	$10.41	$10.24
Compensation and benefits/thousand GTM	$3.43	$3.29	$3.39	$3.52	$3.41
Average employees	40,673	41,847	41,864	41,745	41,532
Period end employees	41,265	42,357	41,967	41,396	41,396
Thousand RTM/average employee	3,762	3,867	3,943	3,893	15,468
Thousand GTM/average employee	6,594	6,737	6,863	6,767	26,965
Gallons of fuel used (in millions)	360	370	370	378	1,478
Average price per gallon of fuel (a)	$1.56	$1.83	$2.12	$1.86	$1.85
GTM/gallon of fuel	745	762	777	747	758
Freight train miles (in millions)	42	43	44	44	173
GTM/freight train hours (in thousands)	121	122	123	124	123
Route Miles Operated	32,029	31,943	31,910	31,910	31,910

(a)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity*

	Three Months Ended December 31,		Percent Change		Year Ended December 31,			05-06 Percent Change
	2006	2005			2006	2005	2004
Revenues (in millions)

Domestic Intermodal	$674	$688	(2.0	) %	$2,564	$2,372	$2,046	8.1%
International Intermodal	661	583	13.4		2,576	2,121	1,664	21.5
Automotive	128	112	14.3		473	405	315	16.8

Total Consumer Products	1,463	1,383	5.8		5,613	4,898	4,025	14.6

Industrial Products	885	833	6.2		3,589	3,128	2,670	14.7
Coal	775	637	21.7		2,916	2,448	2,277	19.1
Agricultural Products	646	593	8.9		2,427	2,132	1,770	13.8

Total freight revenue	3,769	3,446	9.4		14,545	12,606	10,742	15.4
Other revenue	113	104	8.7		440	381	204	15.5

Total revenues	$3,882	$3,550	9.4%		$14,985	$12,987	$10,946	15.4%

Cars/units (in thousands)
Domestic Intermodal	554	566	(2.1	) %	2,151	2,110	2,033	1.9%
International Intermodal	793	753	5.3		3,195	2,928	2,579	9.1
Automotive	45	46	(2.2)		174	177	158	(1.7)

Total Consumer Products	1,392	1,365	2.0		5,520	5,215	4,770	5.8

Industrial Products	402	404	(0.5)		1,686	1,655	1,650	1.9
Coal	636	578	10.0		2,458	2,238	2,216	9.8
Agricultural Products	247	234	5.6		973	916	900	6.2

Total cars/units	2,677	2,581	3.7%		10,637	10,024	9,536	6.1%

Average revenue per car/unit
Domestic Intermodal	$1,217	$1,216	0.1%		$1,192	$1,124	$1,006	6.0%
International Intermodal	834	774	7.8		806	724	645	11.3
Automotive	2,844	2,435	16.8		2,718	2,288	1,994	18.8

Total Consumer Products	1,051	1,013	3.8		1,017	939	844	8.3

Industrial Products	2,201	2,062	6.7		2,129	1,890	1,618	12.6
Coal	1,219	1,102	10.6		1,186	1,094	1,028	8.4
Agricultural Products	2,615	2,534	3.2		2,494	2,328	1,967	7.1

Average revenue per car/unit	$1,408	$1,335	5.5%		$1,367	$1,258	$1,126	8.7%

Revenue ton miles (in millions)
Domestic Intermodal	13,543	13,899	(2.6	) %	53,228	53,650	52,983	(0.8	) %
International Intermodal	20,391	17,911	13.8		79,963	71,072	62,427	12.5
Automotive	1,602	1,529	4.8		6,004	5,794	4,718	3.6

Total Consumer Products	35,536	33,339	6.6		139,195	130,516	120,128	6.6

Industrial Products	28,253	29,039	(2.7)		120,130	116,396	112,955	3.2
Coal	70,365	62,168	13.2		271,499	242,409	236,528	12.0
Agricultural Products	28,348	27,688	2.4		111,593	107,254	101,077	4.0

Total revenue ton miles	162,502	152,234	6.7%		642,417	596,575	570,688	7.7%

Freight revenue per thousand ton miles
Domestic Intermodal	$49.77	$49.50	0.5%		$48.17	$44.21	$38.62	9.0%
International Intermodal	32.42	32.55	(0.4)		32.21	29.84	26.66	7.9
Automotive	79.90	73.25	9.1		78.78	69.90	66.77	12.7

Total Consumer Products	41.17	41.48	(0.7)		40.32	37.53	33.51	7.4

Industrial Products	31.32	28.69	9.2		29.88	26.87	23.64	11.2
Coal	11.01	10.25	7.4		10.74	10.10	9.63	6.3
Agricultural Products	22.79	21.42	6.4		21.75	19.88	17.51	9.4

Freight revenue per thousand ton miles	$23.19	$22.64	2.4%		$22.64	$21.13	$18.82	7.1%

*	In the fourth quarter of 2006, BNSF realigned its business units. Prior period amounts have been reclassified to conform with the current period.

Burlington Northern Santa Fe Corporation

Revenue Statistics by Commodity*

Revenues (in millions)	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2006 Full Year

Domestic Intermodal	$580	$637	$673	$674	$2,564
International Intermodal	556	649	710	661	2,576
Automotive	114	120	111	128	473

Total Consumer Products	1,250	1,406	1,494	1,463	5,613

Industrial Products	842	911	951	885	3,589
Coal	680	713	748	775	2,916
Agricultural Products	597	562	622	646	2,427

Total freight revenue	3,369	3,592	3,815	3,769	14,545
Other revenue	94	109	124	113	440

Total revenues	$3,463	$3,701	$3,939	$3,882	$14,985

Cars/units (in thousands)
Domestic Intermodal	514	532	551	554	2,151
International Intermodal	728	817	857	793	3,195
Automotive	44	46	39	45	174

Total Consumer Products	1,286	1,395	1,447	1,392	5,520

Industrial Products	411	433	440	402	1,686
Coal	582	613	627	636	2,458
Agricultural Products	242	238	246	247	973

Total cars/units	2,521	2,679	2,760	2,677	10,637

Average revenue per car/unit
Domestic Intermodal	$1,128	$1,197	$1,221	$1,217	$1,192
International Intermodal	764	794	828	834	806
Automotive	2,591	2,609	2,846	2,844	2,718

Total Consumer Products	972	1,008	1,032	1,051	1,017

Industrial Products	2,049	2,104	2,161	2,201	2,129
Coal	1,168	1,163	1,193	1,219	1,186
Agricultural Products	2,467	2,361	2,528	2,615	2,494

Average revenue per car/unit	$1,336	$1,341	$1,382	$1,408	$1,367

Revenue ton miles (in millions)
Domestic Intermodal	12,763	13,297	13,625	13,543	53,228
International Intermodal	18,108	20,365	21,099	20,391	79,963
Automotive	1,481	1,542	1,379	1,602	6,004

Total Consumer Products	32,352	35,204	36,103	35,536	139,195

Industrial Products	29,774	31,167	30,936	28,253	120,130
Coal	63,049	68,151	69,934	70,365	271,499
Agricultural Products	27,836	27,309	28,100	28,348	111,593

Total revenue ton miles	153,011	161,831	165,073	162,502	642,417

Freight revenue per thousand ton miles
Domestic Intermodal	$45.44	$47.91	$49.39	$49.77	$48.17
International Intermodal	30.70	31.87	33.65	32.42	32.21
Automotive	76.98	77.82	80.49	79.90	78.78

Total Consumer Products	38.64	39.94	41.38	41.17	40.32

Industrial Products	28.28	29.23	30.74	31.32	29.88
Coal	10.79	10.46	10.70	11.01	10.74
Agricultural Products	21.45	20.58	22.14	22.79	21.75

Freight revenue per thousand ton miles	$22.02	$22.20	$23.11	$23.19	$22.64

*	In the fourth quarter of 2006, BNSF realigned its business units. Prior period amounts have been reclassified to conform with the current period.

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance

	Three Months Ended December 31,		Year Ended December 31,
	2006	2005	2006	2005	2004
Capital expenditures (in millions)
Maintenance of way
Rail	$53	$62	$304	$232	$219
Ties	66	60	311	284	257
Surfacing	44	47	214	183	159
Other	94	95	397	354	359

Total maintenance of way	257	264	1,226	1,053	994
Mechanical	41	42	152	136	114
Information services	19	14	65	64	73
Other	39	39	121	108	107

Total maintenance of business	356	359	1,564	1,361	1,288

New locomotive acquisitions	—	—	—	—	16

Terminal and line expansion	109	146	450	389	223

Total capital expenditures	$465	$505	$2,014	$1,750	$1,527

Track maintenance
Track miles of rail laid
Maintenance of business	133	120	692	517	589
Expansion projects	14	33	125	162	73

Total	147	153	817	679	662

Cross ties inserted (thousands)
Maintenance of business	531	560	2,638	2,782	2,514
Expansion projects	32	86	319	389	181

Total	563	646	2,957	3,171	2,695

Track resurfaced (miles)	2,181	2,541	12,588	12,790	11,450

Burlington Northern Santa Fe Corporation

Capital Expenditures and Track Maintenance*

	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter	2006 Full Year
Capital expenditures (in millions)
Maintenance of way
Rail	$55	$101	$95	$53	$304
Ties	64	90	91	66	311
Surfacing	38	65	67	44	214
Other	95	109	99	94	397

Total maintenance of way	252	365	352	257	1,226
Mechanical	43	42	26	41	152
Information services	16	18	12	19	65
Other	31	29	22	39	121

Total maintenance of business	342	454	412	356	1,564

Terminal and line expansion	113	115	113	109	450

Total capital expenditures	$455	$569	$525	$465	$2,014

Track maintenance
Track miles of rail laid
Maintenance of business	107	246	206	133	692
Expansion projects	31	29	51	14	125

Total	138	275	257	147	817

Cross ties inserted (thousands)
Maintenance of business	573	738	796	531	2,638
Expansion projects	92	101	94	32	319

Total	665	839	890	563	2,957

Track resurfaced (miles)	2,531	4,211	3,665	2,181	12,588

*	Certain interim period amounts have been reclassified to conform with the current period presentation.

Burlington Northern Santa Fe Corporation

Outstanding Debt

(Dollars in millions)

	December 31,
	2006	2005
Notes and debentures, weighted average rate of 6.8 percent, due 2007 to 2097*	$5,364	$5,077
Equipment obligations, weighted average rate of 6.7 percent, due 2007 to 2016	347	413
Capitalized lease obligations, weighted average rate of 6.9 percent, due 2007 to 2023	609	604
Mortgage bonds, weighted average rate of 5.7 percent, due 2007 to 2047	106	384
Financing obligations, weighted average rate of 6.3 percent, due 2013 to 2028	153	153
Commercial paper, 5.4 percent, variable	846	563
Unamortized discount and other, net	(40)	(40)

Total outstanding debt	7,385	7,154
Less: current portion of long-term debt	(473)	(456)

Long-term debt	$6,912	$6,698

*	Notes and debentures include a fair value adjustment decrease for hedges of $6 million and less than $1 million at December 31, 2006 and 2005, respectively.